Exhibit 99.2

Sobel USA Inc.
(an indirectly wholly owned subsidiary of Vion Holding NV)

Consolidated Financial Statements

Years Ended December 31, 2010 and 2009

SMITH LEONARD
Accountants & Consultants

Consolidated Financial Statements

Years Ended December 31, 2010 and 2009

Independent Auditors’ Report

The Board of Directors

Sobel USA Inc.

High Point, North Carolina

We have audited the accompanying consolidated balance sheets of Sobel USA Inc. and subsidiaries as of December 31, 2010 and 2009 and the related consolidated statements of income, shareholder’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sobel USA Inc. and subsidiaries at December 31, 2010 and 2009, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Smith Leonard PLLC

February 23, 2011

December 31,	2010	2009

Assets (Note 10)
Current
Cash and cash equivalents	$9,453,226	$22,558,311
Accounts receivable:
Trade, net of allowance for doubtful accounts of $536,000 and $938,000 (Note 11)	34,348,010	28,071,307
Related parties (Note 8)	579,609	642,959
Inventories (Note 2)	42,125,500	29,355,263
Deferred income taxes (Note 6)	3,182,106	2,126,955
Loans to related parties (Note 9)	—	20,300,000
Prepaid expenses and other	5,262,932	3,616,635

Total current assets	94,951,383	106,671,430

Property and equipment, net (Note 3)	63,921,931	61,162,254
Loans to related parties (Note 9)	2,300,000	—
Intangible assets, net	339,283	415,988
Other assets	114,000	194,833
Deferred income taxes (Note 6)	760,265	554,681

Total assets	$162,386,862	$168,999,186

Liabilities and Shareholder’s Equity
Current
Accounts payable	$8,724,650	$9,917,049
Due to related parties (Note 8)	2,325,618	1,821,187
Accrued restructuring costs and charges (Note 4)	568,513	664,915
Other accrued expenses (Note 5)	9,691,722	10,350,994
Related party loans payable (Note 7)	8,278,139	33,000,000

Total current liabilities	29,588,642	55,754,145
Deferred income taxes (Note 6)	8,679,246	3,218,677
Other long-term liabilities (Note 12)	841,465	571,138

Total liabilities	39,109,353	59,543,960

Commitments and contingencies (Notes 3, 4, 12 and 13)
Shareholder’s equity
Common stock (Note 16)	1,000	1,000
Additional paid-in capital	57,488,419	57,488,419
Retained earnings	78,173,790	67,221,856
Accumulated other comprehensive loss (Note 15)	(12,385,700)	(15,256,049)

Total shareholder’s equity	123,277,509	109,455,226

Total liabilities and shareholder’s equity	$162,386,862	$168,999,186

See accompanying notes to consolidated financial statements.

Year ended December 31,	2010	2009

Net sales (Note 11)	$200,487,227	$184,361,222

Cost of sales (Note 8)	139,165,704	127,721,615

Gross profit	61,321,523	56,639,607

Operating expenses:
Selling, general and administrative (Note 8)	30,523,291	27,430,971
Research and development	10,728,829	11,870,389
Restructuring charge (Notes 4 and 13)	—	1,000,000
Amortization of intangibles	155,080	158,932

Total operating expenses	41,407,200	40,460,292

Income from operations	19,914,323	16,179,315

Other income (expense):
Interest, net	91,446	(109,592)
Losses arising from foreign currency translation	(1,263,097)	(688,799)
Miscellaneous, net	280,800	24,897

Total other expense, net	(890,851)	(773,494)

Income before income taxes	19,023,472	15,405,821

Income tax expense (Note 6)	8,071,538	3,550,352

Net income	$10,951,934	$11,855,469

See accompanying notes to consolidated financial statements.

	Common Stock		Additional	Retained	Accumulated Other Comprehensive	Total
	Shares	Amount	Paid-In Capital	Earnings	Income (Loss)

Balance, December 31, 2008	1,000	$1,000	$57,488,419	$55,366,387	$(18,923,892)	$93,931,914

Net income	—	—	—	11,855,469	—	11,855,469
Translation adjustment	—	—	—	—	3,658,073	3,658,073
Minimum pension liability adjustment (net of tax of $14,000)	—	—	—	—	9,770	9,770

Comprehensive income						15,523,312

Balance, December 31, 2009	1,000	1,000	57,488,419	67,221,856	(15,256,049)	109,455,226

Net income	—	—	—	10,951,934	—	10,951,934
Translation adjustment	—	—	—	—	2,931,138	2,931,138
Minimum pension liability adjustment (net of tax of $40,526)	—	—	—	—	(60,789)	(60,789)

Comprehensive income						13,822,283

Balance, December 31, 2010	1,000	$1,000	$57,488,419	$78,173,790	$(12,385,700)	$123,277,509

See accompanying notes to consolidated financial statements.

Year ended December 31,	2010	2009
Cash flows from operating activities:
Net income	$10,951,934	$11,855,469
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,679,039	6,872,753
Receipt of related party interest	—	403,113
Loss on disposal of property and equipment	10,633	300,164
Deferred income taxes	4,246,834	2,264,627
Provision for (recovery of) losses on accounts receivable	(325,018)	393,345
Decrease (increase) in assets:
Accounts receivable	(5,374,569)	864,850
Inventories	(12,124,607)	(760,410)
Prepaid expenses and other	(1,187,526)	(2,467,408)
Due from related parties	658,263	(1,207,795)
Increase (decrease) in liabilities:
Accounts payable	(1,358,016)	1,333,089
Accrued expenses and other	(929,881)	(241,686)

Net cash provided by operating activities	2,247,086	19,610,111

Cash flows from investing activities:
Additions to property and equipment	(9,515,038)	(10,658,611)
Additions to intangible assets	(78,375)	(81,591)
Repayment of note to affiliated entity	18,814,845	—
Proceeds on disposal of property and equipment	101,485	13,485

Net cash provided by (used in) investing activities	9,322,917	(10,726,717)

Cash flows from financing activities:
Repayment of loan from parent	(33,000,000)	—
Advances on credit agreement by affiliate	8,022,020	—
Change in other non-current liabilities	234,260	26,879

Net cash provided by (used in) financing activities	(24,743,720)	26,879

Effect of exchange rates on cash and cash equivalents	68,632	538,035

Net change in cash and cash equivalents	(13,105,085)	9,448,308

Cash and cash equivalents, beginning of year	22,558,311	13,110,003

Cash and cash equivalents, end of year	$9,453,226	$22,558,311

See accompanying notes to consolidated financial statements.

1.	Summary of Significant Accounting Policies

Business – Sobel USA Inc. (the “Company”), is a holding company within the Vion Holding NV (“Vion” or “Parent”) group of companies. The Company owns one operating subsidiary, Banner Pharmacaps, Inc. and its subsidiaries (“Banner”). Banner’s subsidiaries include Banner Pharmacaps Canada Ltd. (“Canada”) and Pharmacaps Mexicana SA de CV (“Mexico”). Banner’s dormant subsidiary, Banner Pharmacaps, Ltd. was liquidated in 2010.

Banner manufactures soft elastic gelatin capsules, primarily containing prescription and non-prescription pharmaceuticals, vitamins and dietary supplements.

Principles of Consolidation – The consolidated financial statements include the accounts of the Company and its subsidiaries. All material inter-company accounts and transactions are eliminated.

Fiscal Year – The Company reports on a calendar year basis. The consolidated financial statements reflect Banner’s financial position and results of operation for their fiscal year that ends on the Saturday of each year closest to December 31.

Foreign Currency Translation – Foreign currency denominated assets and liabilities of subsidiaries with local functional currencies are translated to United States dollars at year-end exchange rates. Revenues and expenses of foreign subsidiaries are translated at average exchange rates prevailing during the year. The effects of translation are recorded in the accumulated other comprehensive income (loss) component of stockholder’s equity.

Transactions denominated in foreign currency are translated using the exchange rate in effect at the transaction date. Gains and losses arising from subsequent fluctuations in exchange rates are included in other income (expense).

Revenue Recognition – Revenue is recognized when products are shipped or delivered to the customer (based on shipping terms) and ownership has been transferred to the customer. Customers are primarily located within North and South America, Africa, Europe and the Pacific Rim.

1.	Summary of Significant Accounting Policies (Continued)

Distributor and Royalty Agreements – The Company has agreements with various distributors that allow the Company to share in product profits. The Company recognizes these profits once the distributor ships the product and title passes to their customer. Royalty revenues received from third parties are based on contractual agreements and are included in net sales.

Shipping and Handling Charges – Amounts billed to customers for shipping and handling costs are included in net sales. Related freight expenses are included in selling, general and administrative expenses and were approximately $1,934,000 and $1,622,000 in 2010 and 2009.

Trade Accounts Receivable and Credit Risk – Accounts receivable are customer obligations due under normal trade terms. Substantially all of the Company’s trade receivables are from pharmaceutical and biotech companies, as well as retail organizations.

The Company performs continuing credit evaluations of its customers’ financial condition and generally does not require collateral. Management reviews accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible. The allowance for doubtful accounts includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve based on management’s assessment of their customers’ overall financial position. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. The Company has a limited number of customers with individually large amounts due at any given balance sheet date. (See Note 11 for major customers.) Any unanticipated change in one of those customers’ credit worthiness, or other matters affecting the collectability of amounts due from such customers, could have a material effect on the results of operations in the period in which such changes or events occur. Based on all available information, management believes the allowance for doubtful accounts is adequate. However, actual write-offs might exceed the recorded allowance.

Cash and Cash Equivalents – The Company considers investments with an original maturity of three months or less when purchased to be cash equivalents. The Company deposits its cash in several financial institutions. The balances at times may exceed insured limits.

1.	Summary of Significant Accounting Policies (Continued)	Inventories – Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

Property and Equipment – Property and equipment are carried at cost. Depreciation is computed over the estimated useful lives of the assets by the straight-line method for financial reporting purposes and by accelerated methods for income tax purposes. Assets are depreciated for financial reporting purposes based on estimated useful lives as follows: Buildings and improvements (25-40 years); Machinery and equipment (3-12 years).

Long-Lived Assets – Long-lived assets, such as property and equipment and intangible assets are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets will be written down to fair value. No impairment charges were incurred in 2010 and 2009.

Intangible Assets – The Company amortizes its finite lived intangible assets, primarily trademarks, over the estimated useful life of 7 years.

Fair Value Measurements – The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximates fair value because of the short maturity of those instruments. The recorded value of the Company’s related party loans approximate their fair values based on the variable interest rates and the current rates available to the Company for debt of similar remaining maturities.

1.	Summary of Significant Accounting Policies (Continued)

Income Taxes – Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in deferred tax assets and liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company adopted the standards on uncertainty contained in Accounting Standards Codification Topic 740 (“ASC 740”) on January 1, 2009. ASC 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods and disclosures. The Company’s policy is to classify any interest or penalties recognized in accordance with ASC 740 as income tax expense. The adoption of these standards did not have any impact on the Company’s consolidated financial statements.

Research and Development Expenses – Research and development (R&D) costs are expensed as incurred. These expenses consist of the Company’s proprietary R&D efforts.

Advertising Costs – Costs for newspaper, television, radio and other media are expensed as incurred. The costs for these types of advertising were approximately $1,710,000 in 2010 and $1,859,000 in 2009.

Other Comprehensive Income (Loss) – Other comprehensive income (loss) includes translation adjustments arising from the translation of the assets and liabilities of the Company’s foreign subsidiaries as well as changes in plan assets and benefit obligations of Mexico’s defined benefit plans not included in net periodic benefit cost.

1.	Summary of Significant Accounting Policies (Concluded)

Comparative Financial Statements – Certain 2009 amounts have been classified to conform to the 2010 presentation.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events – Management has evaluated events occurring subsequent to the balance sheet date through February 23, 2011, the date that the consolidated financial statements were available to be issued determining no events require adjustment to or additional disclosure in the consolidated financial statements.

2.	Inventories	Inventories are summarized as follows:

December 31,	2010	2009

Raw materials	$12,864,657	$8,627,082
Work-in-process	6,177,269	4,523,903
Finished goods	23,083,574	16,204,278

Total inventories	$42,125,500	$29,355,263

3.	Property and Equipment	Property and equipment consists of the following:

December 31,	2010	2009

Land, buildings and improvements	$57,832,280	$56,098,905
Machinery and equipment	84,221,526	73,673,284
Projects in progress	3,106,334	7,162,904

	145,160,140	136,935,093
Less: accumulated depreciation and amortization	81,238,209	75,772,839

Net property and equipment	$63,921,931	$61,162,254

Depreciation expense was $7,524,000 and $6,714,000 for 2010 and 2009. The Company estimates that costs to complete projects in progress at December 31, 2010 will be approximately $478,000.

4.	Restructuring Charge

Accrued restructuring costs and charges include costs associated with the closure in 2002 of Banner’s Chatsworth, California facility. Also, see Note 13.

Accrued restructuring costs at December 31, 2010 and 2009 are as follows:

	Fiscal 2010
	Balance at beginning of year	Charged to operations	Cash payments	Reclassification	Balance at end of year

Facility restoration	$664,915	$—	$96,402	$—	$568,513

	Fiscal 2009
	Balance at beginning of year	Charged to operations	Cash payments	Reclassification	Balance at end of year

Facility restoration	$1,538,269	$1,000,000	$1,945,107	$71,753	$664,915
Other	76,254	—	4,501	(71,753)	—

Total restructuring	$1,614,523	$1,000,000	$1,949,608	$—	$664,915

5.	Other Accrued Expenses	Other accrued expenses consist of the following components:

December 31,	2010	2009

Compensation	$6,619,052	$6,519,377
Other	3,072,670	3,831,617

Total accrued expenses	$9,691,722	$10,350,994

6.	Income Taxes

Sobel USA Inc. files a consolidated tax return in the United States which includes Banner. Canada and Mexico file separately in their respective countries.

Income taxes consists of the following components:

	2010	2009

Current:
Federal	$2,520,787	$343,196
State	216,068	514,217
Foreign	1,045,804	466,017

Total current	3,782,659	1,323,430

Deferred:
Federal	4,147,436	2,158,982
State	270,255	246,741
Foreign	(128,812)	(178,801)

Total deferred	4,288,879	2,226,922

Total income taxes	$8,071,538	$3,550,352

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

6.	Income Taxes (Continued)	Significant components of the Company’s deferred tax assets (liabilities) are as follows:

December 31,	2010	2009

Accounts receivable	$203,279	$366,155
Inventories	641,494	1,024,145
Accrued expenses	710,894	854,022
Tax credits	1,958,737	—

Total current deferred tax	3,514,404	2,244,322
Less valuation allowance	(332,298)	(117,367)

Net current deferred tax asset	3,182,106	2,126,955

Property and equipment	(7,429,248)	(5,376,205)
Net operating loss carryforwards	728,280	1,592,288
Income tax credits	2,629,433	3,666,436
Other	281,913	165,197

Total non-current deferred tax	(3,789,622)	47,716

Less valuation allowance	(4,129,359)	(2,711,712)

Net non-current deferred tax liability	(7,918,981)	(2,663,996)

Net deferred tax liability	$(4,736,875)	$(537,041)

Included in the consolidated balance sheets:

December 31,	2010	2009

Deferred income tax asset – current	$3,182,106	$2,126,955

Deferred income tax asset – non-current	$760,265	$554,681
Deferred income tax liability – non-current	(8,679,246)	(3,218,677)

Net non-current liability	$(7,918,981)	$(2,663,996)

6.	Income Taxes (Continued)

The Company has not recorded deferred income taxes applicable to undistributed earnings of consolidated foreign subsidiaries that are indefinitely reinvested in foreign operations. It is not practical to estimate the amount of taxes that might be payable on the eventual remittance of such earnings. Upon remittance, certain countries impose withholding taxes that, subject to certain limitations, are available for use as tax credits against a U.S. tax liability.

The following reconciles taxes at the U.S. federal statutory rate with actual tax expense:

	2010	2009

Income tax computed at U.S. federal rate (35% for 2010; 34% for 2009)	$6,658,215	$5,237,979
State income taxes, net of federal benefit	463,433	549,144
Impact of differences between U.S. and foreign tax rates	61,082	134,304
Research and development tax credit and other	(1,440,404)	(2,546,558)
Changes in valuation allowance	1,632,578	141,887
Other permanent differences	696,634	33,596

	$8,071,538	$3,550,352

There were no interest or penalties paid by the Company in 2009 and 2010.

At December 31, 2010, the Company had Canadian net operating loss carryforwards of approximately $2.6 million which expire between 2015 and 2029. Realization of deferred tax assets associated with Canada’s net operating loss and income tax credit carryforwards are dependent upon generating sufficient taxable income prior to their expiration. A valuation allowance has been recorded against these assets since management believes there is a risk that such amounts may expire unused. Realization of any of the deferred tax assets is not assured and such amounts could be reduced in the near term if management’s estimates of taxable income during the carryforward period are significantly reduced or alternative tax strategies are no longer viable.

6.	Income Taxes (Concluded)	The Company has the following tax credit carryforwards at December 31, 2010:

Type	Amount	Begin Expiring

United States
Alternative minimum tax	$1,158,000	No expiration
Research and development	567,000	2029
North Carolina tax credits	234,000	2011
Foreign tax credits	2,583,000	2020

The Company is subject to federal, state and local income tax examinations for tax years ended in 2007 through 2010. Mexico is subject to income tax examinations for tax years ended 2005 through 2010. Canada is subject to tax examinations for tax years ended 2007 through 2010.

7.	Related Party Loans

In June 2010, Banner entered into an unsecured credit agreement with an entity affiliated by common ownership for up to $10,000,000. The line expires in June 2011. Borrowings under the line bear interest at LIBOR plus 1.7% (1.96% at December 31, 2010). There was no outstanding amount due at December 31, 2010.

In December 2010, Canada entered into an unsecured credit agreement with an entity affiliated by common ownership for up to CAN $8,500,000. The outstanding amount due at the end of 2010 was approximately CAN $8,235,000. The line expires in December 2011. Borrowings under the line bear interest at CAN LIBOR plus 1.7% (2.79% at December 31, 2010).

During 2010, the Company repaid the $33 million loan from the Parent.

8.	Related Party Transactions

The Company purchased materials from parties related through common ownership aggregating $12,714,000 and $9,940,000 during 2010 and 2009.

An administration charge of $346,000 and $312,500 from the Company’s Parent was recorded in 2010 and 2009. These charges are included in the selling, general and administrative expenses in the consolidated statements of income.

The Company received an administration fee of $633,000 and $577,000 from an entity related through common ownership in 2010 and 2009. These fees are netted against selling, general and administrative expenses in the consolidated statements of income.

9.	Loans to Related Parties	Loans to related parties comprises:

December 31,	2010	2009

Unsecured note to an entity affiliated by common ownership repaid in 2010.	$—	$18,000,000

Unsecured loan to an entity affiliated by common ownership due March 2012. Interest is charged at USD LIBOR plus 1.5% (1.79% and 1.8% at December 31, 2010 and 2009).	850,000	850,000

Unsecured loan to an entity affiliated by common ownership due January 2013. Interest is charged at USD LIBOR plus 1.5% (1.79% and 1.8% at December 31, 2010 and 2009).	1,450,000	1,450,000

	$2,300,000	$20,300,000

10.	Short Term Borrowings	During 2009, Banner entered into a line of credit agreement with a bank for up to $10,000,000, subject to availability as defined. The line expires in May 2011. No amounts were outstanding as of December 31, 2010 and 2009. Borrowings under the line bear interest at LIBOR plus 2.5% with a minimum rate of 4%. The line is collateralized by substantially all of Banner’s assets. The agreement contains financial covenants and restrictions on indebtedness, dividend payments, financial guarantees, business combinations, and other related items. The Company was in compliance with the terms and covenants of the agreement at December 31, 2010.

11.	Major Customers	Two customers accounted for 37% of net sales during 2010 and 56% of accounts receivable at December 31, 2010. Two customers accounted for 44% of 2009 net sales and 45% of accounts receivable at December 31, 2009.

12.	Employee Benefit Plans

Defined Contribution Plan

The Company maintains defined contribution retirement savings plans. The matching contributions to the savings plan and the profit sharing plan are determined at the discretion of the Board and were $980,000 in 2010 and $905,000 in 2009.

Defined Benefit Pension Plan

Mexico sponsors a funded defined benefit pension plan for all full time permanent employees. Benefits paid to retirees are based on years of credited service and compensation during the last twelve months of service. The Company’s funding policy is to match required employee contributions.

12.	Employee Benefit Plans (Continued)	A summary of the plan’s funded status is as follows:

December 31,	2010	2009

Projected benefit obligation	$(1,657,261)	$(1,279,797)
Fair value of plan assets	1,467,792	1,138,063

Net funded status	$(189,469)	$(141,734)

Amounts recognized in the consolidated balance sheets are as follows:

December 31,	2010	2009

Non-current liabilities	$(189,469)	$(141,734)

Amounts recognized in accumulated other comprehensive loss consist of prior service cost and unrecognized gain or loss. The following are assumptions used to determine benefit obligations:

December 31,	2010	2009

Discount rate	7.25%	8.50%
Rate of compensation increase	4.50%	5.40%

12.	Employee Benefit Plans (Continued)	The following are assumptions used to determine net periodic benefit cost:

December 31,	2010	2009

Discount rate	8.50%	9.00%
Expected return on plan assets	8.50%	9.50%
Rate of compensation increase	5.40%	5.90%

The Company’s overall investment strategy is to invest in bond mutual funds.

The Company’s expected long-term return on plan assets assumption is based on a periodic review and modeling of the plans’ asset allocation and liability structure over a long-term period. The expected long-term rate of return on assets was selected from within the reasonable range of rates determined by (1) historical real returns, net of inflation, for the asset classes covered by the investment policy and (2) projections of inflation over the long-term period during which benefits are payable to plan participants.

	2010	2009

Benefit cost	$153,734	$113,824
Employer contributions	205,233	95,166
Participant contributions	—	—
Benefits paid	—	279,797

The fair values of the Company’s pension plan assets at December 31, 2010, by asset category using quoted prices in active markets for identical assets (level 1); significant other observable inputs (level 2); and significant unobservable inputs (level 3) are as follows:

Asset Category	Level 1	Level 2	Level 3	Total

Bond mutual funds	$1,467,792	$—	$—	$1,467,792

12.	Employee Benefit Plans (Continued)	The fair values of the Company’s pension plan assets at December 31, 2009 are as follows:

Asset Category	Level 1	Level 2	Level 3	Total

Bond mutual funds	$1,138,063	$—	$—	$1,138,063

The Company expects to contribute $228,385 to its pension plan in 2011. The following pension benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

Year ending

2011	$6,968
2012	12,284
2013	8,899
2014	16,936
2015	108,438
Years 2016-2020	1,140,390

The Company’s defined benefit pension plan has a measurement date of December 31 of the applicable year.

Defined Benefit Seniority Premium Plan

Mexico also sponsors an unfunded defined benefit seniority premium plan for all full time permanent employees. Benefits paid on separation are based on years of credited service and compensation during the last twelve months of service.

A summary of the plan’s funded status is as follows:

December 31,	2010	2009

Projected benefit obligation	$(156,611)	$(112,550)
Fair value of plan assets	—	—

Net funded status	$(156,611)	$(112,550)

12.	Employee Benefit Plans (Concluded)	Amounts recognized in the consolidated balance sheets are as follows:

December 31,	2010	2009

Non-current liabilities	$(156,611)	$(112,550)

Amounts recognized in accumulated other comprehensive income (loss) consist of prior service cost and unrecognized gain or loss. The following are assumptions used to determine benefit obligations:

December 31,	2010	2009

Discount rate	7.25%	8.50%
Rate of compensation increase	4.50%	5.40%

The following are assumptions used to determine net periodic benefit cost:

December 31,	2010	2009

Discount rate	8.50%	9.00%
Rate of compensation increase	5.40%	5.90%

	2010	2009

Benefit cost	$26,718	$24,056
Employer contributions	—	12,048
Participant contributions	—	—
Benefits paid	6,302	12,048

The following pension benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

Year ending

2011	$10,209
2012	11,120
2013	11,469
2014	13,253
2015	15,558
Years 2016-2020	105,269

13.	Commitments and Contingencies

Environmental – The Company is subject to extensive federal, state, provincial and local regulation of environmental matters relating to its operations. The Company is currently involved in a number of proceedings and discussions regarding these regulations. While it is not feasible to predict the outcome of all these matters, based upon all available information, management is of the opinion that the ultimate disposition of these environmental matters will not have a material adverse effect on the financial condition of the Company.

Guarantees – The Company unconditionally guarantees the Parent’s bank debt. The maximum amount of the guarantee may vary, but is limited to the sum of the total outstanding principal, related interest and fees, or approximately $1.2 billion at December 31, 2010. The Parent’s bank debt is denominated in Euros, and therefore, will vary based on fluctuations in foreign exchange rates. The guarantee is scheduled to expire in November 2015. There is currently no recorded liability for potential losses under this guarantee, nor is there any liability for the Company’s obligation to “stand ready” to fund such guarantee. The Company believes there is only a remote possibility that the Parent will not remain current with its debt payments and that the Company will be required to perform under the guarantee.

Litigation – During 2008, the lease on the Chatsworth, California facility expired (see Note 4). The former landlord filed a civil action against the Company alleging breach of the lease agreement resulting from damage to the premises, environmental contamination, subleases entered into by the Company without the landlord’s consent, as well as failure to restore the building to its original condition. With the exception of the environmental claim, the lawsuit was settled in 2009 for $1.6 million. During 2010, the Company conducted environmental sampling and testing at the Chatsworth, California site. It is management’s opinion that the results provide a sufficient basis for government authorities not to require any remediation. However, the landlord continues to conduct further investigations. Results of those investigations have not yet been obtained or provided to government authorities. At December 31, 2010, the Company has accrued approximately $0.6 million for possible future claims and environmental remediation.

13.	Commitments and Contingencies (Concluded)

On January 12, 2011, GlaxoSmithKline LLC filed suit against Banner in federal court in Delaware, alleging patent infringement for the filing of Banner’s Abbreviated New Drug Application relating to Dutasteride 0.5 mg soft gelatin capsules. The lawsuit was anticipated, and Banner is in the process of responding. If successful, the lawsuit could delay market entry of the product until up to the November 2015 expiration of the patent. Under an agreement with Banner’s commercial partner for the product, the commercial partner will bear the costs of defending the lawsuit and will be repaid from profits on the product following FDA approval.

The Company is involved in various other claims and lawsuits incidental to its business and where appropriate has established reserves where it is probable that a liability has occurred. In the opinion of management, these claims and lawsuits in the aggregate will not have a material effect on the financial condition of the Company.

Leases – The Company is committed to pay rent under non-cancelable operating lease agreements with terms exceeding one year, as summarized below:

Year ending

2011	$1,685,000
2012	914,000
2013	755,000
2014	531,000
2015	81,000

Total minimum payments	$3,966,000

In 2010 and 2009, rental expense under operating leases was approximately $2,000,000 and $1,800,000, respectively.

14.	Supplemental Cash Flow Information	Cash was paid during the year for:

	2010	2009

Interest	$174,000	$993,000
Income taxes	$5,570,000	$1,700,000

15.	Accumulated Other Comprehensive Loss	The components of accumulated other comprehensive loss are as follows:

December 31,	2010	2009

Foreign currency translation adjustments	$11,837,973	$14,769,111
Unamortized pension losses and prior service costs, net of tax	547,727	486,938

	$12,385,700	$15,256,049

16.	Member’s Capital	The Company is authorized to issue 1,000 shares of Common Stock with a par value of $1 and 40,000 shares of 10% Cumulative Exchangeable Preferred Stock with a par value of $100 (“Preferred Stock”). Preferred Stock ranks prior to Common Stock with respect to dividends and in liquidation or winding up of the Company. Holders of Preferred Stock do not have voting rights. The Company generally has the option to redeem Preferred Stock. Once issued, Preferred Stock may be converted to Exchange Notes after a period of five years at the option of the holders of the majority of the Preferred Stock. One thousand shares of Common Shares were outstanding during 2009 and 2010. No shares of Preferred Shares have been issued.

17.	Recent Accounting Pronouncements	In June 2009, the FASB amended existing guidance for the consolidation of variable interest entities to address the elimination of the concept of a qualifying special purpose entity. This guidance eliminated the quantitative approach previously required for determining the primary beneficiary of a variable interest entity (VIE) and identifies the primary beneficiary of a VIE as the enterprise that has both the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and the obligation to absorb losses of the entity that could potentially be significant to the VIE or the right to receive benefits from the entity that could potentially be significant to the VIE. The guidance requires ongoing reassessments of whether an enterprise is the primary beneficiary of a VIE. Additionally, enhanced disclosures are required for any enterprise that holds a variable interest. The guidance is effective for the first annual reporting period beginning after November 15, 2009. The guidance did not have an impact on the Company’s financial position, results of operations or cash flows.